                                                                    Exhibit 16.1
September 18, 2000


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 5-B of Form 10QSB quarterly report dated May 15, 2000 of
                                                           ------------
Upgrade International Corp. and are in agreement with the statements contained therein.

Very truly yours,


                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION